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                                                            Exhibit(10)(iii)(a)


                      HONEYWELL KEY EMPLOYEE SEVERANCE PLAN
               (AMENDED AND RESTATED EFFECTIVE SEPTEMBER 20, 1994)





     Honeywell Inc. (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Corporation may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.

     In order to induce the Corporation's key employees to remain in the employ of the Corporation, the Corporation has established the Honeywell Key Employee Severance Plan (this "Plan") under which the severance benefits set forth herein shall be paid to covered employees designated by the Personnel Committee of the Board from time to time (the "Key Employees") in the event their employment with the Corporation is terminated under the circumstances described below subsequent to a "change in control of the Corporation" (as defined in Section 2).

     1. TERM OF PLAN. Before a change in control of the Corporation, this Plan shall continue until such time as the Board, acting in its sole discretion, elects to modify, supersede or terminate this Plan as provided in Section 7. This Plan shall automatically continue in effect for a period of two (2) years following a change in control of the Corporation; provided, however, that the expiration of the term of this Plan shall not adversely affect the rights of any Key Employee under this Plan which have accrued prior to the expiration of the term of this Plan.

     2. CHANGE IN CONTROL. No benefits shall be payable hereunder unless there shall have been a change in control of the Corporation, as set forth below. For purposes of this Plan, a "change in control of the Corporation" shall be deemed to have occurred if:

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          (i)   any "person," as such term is used in Sections 13(d) and 14(d)
     of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any subsidiary of the Corporation, any "person" (as hereinabove defined) acting on behalf of the Corporation as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

          (ii) during any period of not more than two (2) consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a "person" (as hereinabove defined) who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Corporation's then outstanding securities; or

          (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (or any transaction having a similar effect).


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     3.  TERMINATION FOLLOWING CHANGE IN CONTROL.

          (i) GENERAL. If any of the events described in Section 2 constituting a change in control of the Corporation shall have occurred, a Key Employee shall be entitled to the benefits provided in Subsection 4(iii) upon the subsequent termination of such Key Employee's employment during the term of this Plan unless such termination is (a) because of the Key Employee's death or Disability, (b) by the Corporation for Cause, or
     (c) by the Key Employee other than for Good Reason. In the event a Key Employee's employment with the Corporation is terminated for any reason prior to the occurrence of a change in control of the Corporation, and subsequently a change in control of the Corporation shall have occurred, the Key Employee shall not be entitled to any benefits hereunder.

          (ii) DISABILITY. If, as a result of a Key Employee's incapacity due to physical or mental illness, the Key Employee shall have been absent from the full-time performance of the Key Employee's duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written notice of termination is given, the Key Employee shall not have returned to the full-time performance of duties, for purposes of this Plan the Key Employee's employment may be terminated for "Disability."

          (iii) CAUSE. Termination by the Corporation of a Key Employee's employment for "Cause" shall mean termination (a) upon the willful and continued failure by the Key Employee to substantially perform the Key Employee's duties with the Corporation (other than any such failure resulting from the Key Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) or by the Key Employee for Good Reason (as defined in Subsection 3(iv))), after a written demand for substantial performance is delivered to the Key Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Key Employee has not substantially performed the Key Employee's duties, or (b) the willful engaging by the Key Employee in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of this Subsection 3(iii), no act, or failure to act, on the Key Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Key Employee in bad faith and without reasonable belief that the Key Employee's action or omission was in or not opposed to the best interest of the Corporation. Notwithstanding the foregoing, the Key Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Key Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Key Employee and an opportunity for the Key Employee, together with the Key Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Key Employee was guilty of conduct set forth above in this Subsection 3(iii) and specifying the particulars thereof in detail.


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          (iv)  GOOD REASON.  A Key Employee shall be entitled to terminate employment for Good Reason. For purposes of this Plan, "Good Reason" shall mean, without the Key Employee's express written consent, the occurrence after a change in control of the Corporation of any of the following circumstances unless, in the case of Paragraphs (a), (e), (f), (g) or (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Subsection 3(vi)) specified in the Notice of Termination (as defined in Subsection 3(v)) given in respect thereof:

            (a) the assignment to the Key Employee of any duties inconsistent with the position in the Corporation that such Key Employee held immediately prior to the change in control of the Corporation, or an adverse alteration in the nature or status of the Key Employee's responsibilities or the conditions of the Key Employee's employment from those in effect immediately prior to such change in control of the Corporation;

            (b) a reduction by the Corporation in the Key Employee's annual base salary as in effect on the date immediately prior to the change in control of the Corporation or as the same may be increased from time to time thereafter;

            (c) the Corporation requiring the Key Employee to be based more than fifty (50) miles from the Corporation's offices at which such Key Employee is principally employed immediately prior to the date of the change in control of the Corporation except for required travel on the Corporation's business to an extent substantially consistent with the Key Employee's business travel obligations immediately prior to the change in control of the Corporation;

            (d) the failure by the Corporation to pay to the Key Employee any portion of such Key Employee's current compensation or compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;

            (e) the failure by the Corporation to continue in effect any compensation or benefit plan or perquisites in which the Key Employee participates immediately prior to the change in control of the Corporation which is material to the Key Employee's total compensation (the "Compensation Plans"), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by


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                     the Corporation to continue such Key Employee's
                     participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Key Employee's participation relative to other participants, than existed at the time of the change in control of the Corporation;

               (f) the failure by the Corporation to continue to provide the Key Employee with benefits substantially similar to those enjoyed by such Key Employee under any of the Corporation's life insurance, medical, dental, accident, or disability plans in which the Key Employee was participating at the time of the change in control of the Corporation, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide the Key Employee with the number of paid vacation days to which the Key Employee is entitled on the basis of the Key Employee's years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the change in control of the Corporation;

               (g) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume the obligations and liabilities under this Plan, as contemplated in Section 5 hereof; or

               (h) any purported termination of the Key Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Plan.

     The Key Employee's right to terminate employment pursuant to this Subsection (iv) shall not be affected by such Key Employee's incapacity due to physical or mental illness. A Key Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (v) NOTICE OF TERMINATION. Any purported termination of a Key Employee's employment by the Corporation or by such Key Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Key Employee's employment under the provision so indicated.


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

          (vi) DATE OF TERMINATION. "Date of Termination" shall mean (a) if a Key Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that such Key Employee shall not have returned to the full-time performance of such Key Employee's duties during such thirty (30)-day period), and (b) if a Key Employee's employment is terminated pursuant to Subsections (iii) or (iv) hereof or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Corporation will continue to pay a Key Employee such Key Employee's full compensation in effect when the notice giving rise to the dispute was given and continue the Key Employee as a participant in all Compensation Plans, life insurance, medical, dental, accident or liability plans and any similar plans in which the Key Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection (vi). Amounts paid under this Subsection (vi) are in addition to all other amounts due under this Plan, and shall not be offset against or reduce any other amounts due under this Plan and shall not be reduced by any compensation earned by a Key Employee as the result of employment by another employer.

     4. COMPENSATION DURING DISABILITY OR UPON TERMINATION. Following a change in control of the Corporation, a Key Employee shall be entitled to the following during a period of disability, or upon termination of such Key Employee's employment, as the case may be, provided that such period or termination occurs during the term of this Plan:

          (i) During any period that the Key Employee fails to perform the Key Employee's full-time duties with the Corporation as a result of incapacity due to physical or mental illness, the Key Employee shall continue to receive such Key Employee's base salary at a rate in effect at the commencement of any such period, together with all compensation payable to the Key Employee under the Corporation's disability plan or program or other similar plan during such period, until the Key Employee's participation in


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

     this Plan is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event the Key Employee's employment shall be terminated by reason of the Key Employee's death, the Key Employee's benefits shall be determined under the Corporation's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (ii) If the Key Employee's employment shall be terminated by the Corporation for Cause or by the Key Employee other than for Good Reason, the Corporation shall pay such Key Employee the Key Employee's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or in effect on the date immediately preceding the date of the change in control of the Corporation, whichever is higher, plus all other amounts or benefits to which the Key Employee is entitled under any Compensation Plan then in effect, and the Corporation shall have no further obligations to the Key Employee under this Plan.

          (iii) If the Key Employee's employment by the Corporation shall be terminated by the Key Employee for Good Reason or by the Corporation other than for Cause or Disability, then the Key Employee shall be entitled to the following:

               (a) the Corporation shall pay to such Key Employee the Key Employee's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, or in effect on the date immediately preceding the date of the change in control of the Corporation, whichever is higher, no later than the fifth day following the Date of Termination, plus all other amounts to which the Key Employee is entitled under any Compensation Plan of the Corporation, at the time such payments are due;

               (b) in lieu of any further salary payments to the Key Employee for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to such Key Employee, at the time specified in Subsection (iv), a lump sum severance payment equal to one and one-half times the sum of the Key Employee's annual salary and "on-plan" bonus under the Corporate Executive Compensation Plan based on
                     (i) in the case of salary, the Key Employee's annual salary in effect as of the Date of Termination or in effect on the date immediately preceding the date of the change in control of the Corporation, whichever is higher, and (ii) in the case of "on-plan" bonus, the "on-plan" bonus under the Corporate Executive Compensation Plan in effect as of the Date of Termination or the average of the annual bonuses paid to the Key Employee during the three (3) year period immediately preceding the date of the change in control of the Corporation, whichever is higher, and in either case, without regard to any prorata adjustment for any portion of the year;

               (c) the Key Employee's rights under the Compensation Plans shall be governed by the terms of those respective plans;

               (d) the Corporation shall pay to the Key Employee all legal fees and expenses incurred by the Key Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), to any payment or benefit provided hereunder);

               (e) for a one and one-half year period after such termination, the Corporation shall arrange to provide the Key Employee with benefits substantially similar to those which the Key Employee was receiving or entitled to receive under the Corporation's life, disability, accident and group health insurance plans (including organ transplant, dental, vision, hearing, and prescription drug coverage), or any similar plans in which the Key Employee was participating immediately prior to the Date of Termination at a cost to the Key Employee which is no greater than that cost in effect at the Date of Termination or the date immediately preceding the date of the change in control of the Corporation, whichever is lower. Benefits otherwise receivable by the Key Employee pursuant to this Paragraph
                     (e) shall be reduced to the extent comparable benefits are actually received by the Key Employee during the one and one-half year period following the Key Employee's termination, and the Key Employee shall report to the Corporation any such comparable benefits actually received by him or her.

          (iv) PAYMENT YIELDING HIGHEST NET AMOUNT. Notwithstanding the provisions of Subsection (iii) hereof, if:

               (i) any payments or benefits received or to be received by the Key Employee, whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a change in control of the Corporation or any person affiliated with the Corporation or such person,


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                     constitute "parachute payments" (such payments or benefits being hereinafter referred to as the "Parachute Payments") within the meaning of Section 280G(b)(2) of the Code, and

               (ii) the aggregate present value of the Parachute Payments reduced by any excise tax imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax") would be less than three (3) times the Key Employee's "base amount", as defined in Section 280G(b)(3) of the Code, then, in lieu of that portion of the Parachute Payments to which the Key Employee would otherwise be entitled under Subsection (iii) hereof, the Corporation shall pay to such Key Employee under this Subsection (iv), no later than the fifth day following the Date of Termination, a lump sum amount (if any) such that the aggregate present value of the Parachute Payments is equal to 2.99 times the Key Employee's base amount.

For purposes of the preceding paragraph, the Key Employee's base amount, the present value of the Parachute Payments, the amount of the Excise Tax and all other appropriate matters shall be determined by the Corporation's independent auditors in accordance with the principles of Section 280G of the Code and based upon the advice of tax counsel selected by such auditors.

          (v) The payments provided for in Subsections 4(iii)(a), (b) and (d) above, shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to a Key Employee on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(8) of the Code (the "Applicable Rate")) from the date that the estimated payments were made to the date the remainder of such payments is made as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to the Key Employee, payable on the fifth day after demand by the Corporation (together with interest at the Applicable Rate).

          (vi) Except as required in Subsection 4(iii)(e) hereof, a Key Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by the Key Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Key Employee to the Corporation, or otherwise; provided, however, that if during the one and one-half year period subsequent to such Key Employee's Date of Termination, the Key Employee directly competes with


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     the Corporation by making use of trade secrets or other proprietary knowledge that the Key Employee obtained while employed by the Corporation, all income earned as a result of such use of information shall be remitted to the Corporation to the extent payments were made to the Key Employee under this Section 4.

     5.  SUCCESSORS: BINDING PLAN.

          (i) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to (A) expressly assume the obligations and liabilities under this Plan in the same manner and to the same extent that the Corporation would be bound if no such succession had taken place. Failure of the Corporation to obtain such assumption prior to the effectiveness of any such succession shall entitle the Key Employee to compensation from the Corporation in the same amount and on the same terms to which such Key Employee would be entitled hereunder if the Key Employee terminated employment for Good Reason following a change in control of the Corporation, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Plan, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to be bound by the terms of this Plan by operation of law, or otherwise.

          (ii) The rights created under this Plan shall inure to the benefit of and be enforceable by a Key Employee and such Key Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Key Employee should die while any amount would still be payable to such Key Employee hereunder had the Key Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Key Employee's devisee, legatee or other designee or, if there is no such designee, to the Key Employee's estate.

     6. NOTICES. Any notice or other communication required or permitted pursuant to the terms of this Plan shall be in writing, addressed to the intended recipient at his or her last known address, or to such other address as either party may have furnished to the other in writing in accordance herewith, provided that notice of change of address shall be effective only upon receipt and provided further that all notices to the Corporation shall be directed to the attention of the Personnel Committee. All such notices shall be sent (i) by certified or registered mail and shall be deemed received three (3) business days after the date of mailing; (ii) by Federal Express or similar overnight courier and shall be deemed received one (1) business day after delivery to Federal Express or similar overnight courier; or (iii) by personal service and shall be deemed received on the same day as service.


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

     7. AMENDMENT, SUSPENSION AND TERMINATION. Prior to a change in control of the Corporation, the Board retains the right, at any time and from time to time, to alter, amend, change, suspend, substitute, delete, revoke or terminate this Plan in whole or in part, for any reason, and without either the consent of, or prior notification to any person. The Board shall have the right to delegate its authority and power hereunder, or any portion thereof, to any committee of the Board, and the right to rescind any such delegation to such committee in whole or in part. Following the occurrence of a change in control of the Corporation, the Board may not terminate this Plan or amend this Plan in any manner adverse to any Key Employee.

     8. MISCELLANEOUS. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Plan. The validity, interpretation, construction and performance of the terms of this Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts of law principles. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under this Plan shall survive the expiration of the term of this Plan.

     9. VALIDITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

     10. ARBITRATION. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in the city of Minneapolis, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that a Key Employee shall be entitled to seek specific performance of such Key Employee's rights under Subsection 3(vi) during the pendency of any dispute or controversy arising under or in connection with this Plan. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     11. PRIOR AGREEMENTS. This Plan sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. Any other prior agreements, arrangements or understandings between a Key Employee and the Corporation remain binding and in full force and effect consistent with the terms and conditions thereof and shall not be affected by this Plan.


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